EXHIBIT 11

                         Washington Trust Bancorp, Inc.
                        Computation of Per Share Earnings
                  For the Periods Ended June 30, 2000 and 1999


Three months ended June 30,                            2000                          1999
---------------------------------------------------------------------------------------------------
(In thousands, except per share amounts)        Basic        Diluted          Basic       Diluted
                                             ------------------------------------------------------
Net income                                       $2,392       $2,392           $3,345      $3,345
Share amounts:
   Average outstanding                         11,978.6     11,978.6         11,879.9    11,879.9
   Common stock equivalents                           -        127.3                -       217.1
-------------------------------------------------------- ------------------------------------------
   Weighted average outstanding                11,978.6     12,105.9         11,879.9    12,097.0
---------------------------------------------------------------------------------------------------
Earnings per share                                 $.20         $.20             $.28        $.28
---------------------------------------------------------------------------------------------------

Six months ended June 30,                              2000                          1999
---------------------------------------------------------------------------------------------------
(In thousands, except per share amounts)        Basic        Diluted          Basic       Diluted
                                             ------------------------------------------------------
Net income                                       $5,824       $5,824           $6,518      $6,518
Share amounts:
   Average outstanding                         11,957.4     11,957.4         11,846.1    11,846.1
   Common stock equivalents                           -        142.8                -       246.0
---------------------------------------------------------------------------------------------------
   Weighted average outstanding                11,957.4     12,100.2         11,846.1    12,092.1
---------------------------------------------------------------------------------------------------
Earnings per share                                 $.49         $.48             $.55        $.54
---------------------------------------------------------------------------------------------------